SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2013

LYONDELLBASELL INDUSTRIES N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	001-34726	98-0646235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Berkeley Street

Mayfair, London

The United Kingdom

W1J8DJ

(Address of Principal Executive Offices)

Registrant’s Telephone number, including area code: 020 7016 9527

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 14, 2013, LYB International Finance B.V. (“LYB International Finance”) was formed as a private company with limited liability under the laws of The Netherlands. LYB International Finance is a direct wholly-owned subsidiary of LyondellBasell Industries N.V. (“LyondellBasell” or the “Company”) that will be used in connection with potential financings of the LyondellBasell group. As it is expected that any securities issued by LYB International Finance will be fully and unconditionally guaranteed by LyondellBasell, we have re-issued the financial statements of LyondellBasell in accordance with Rule 3-10(b) of Regulation S-X.

Exhibit 99.1 of this Form 8-K contains the historical financial statements and related footnotes for the year ended December 31, 2012. Note 25 (Subsequent Events) was added to include the formation of LYB International Finance. Except as specifically set forth in Exhibit 99.1, the information in the attached exhibits do not reflect any other events occurring after LyondellBasell filed its Form 10-K on February 12, 2013 for the year ended December 31, 2012. For a discussion of events and developments subsequent to February 12, 2013, please refer to the reports and other information that LyondellBasell has filed with the Securities and Exchange Commission, including LyondellBasell’s Form 10-Q for the period ended March 31, 2013.

Item 9.01. Financial Statements and Exhibits.

23.1	Consent of PricewaterhouseCoopers LLP.

99.1	The historical financial statements and revised related disclosure as of December 31, 2012.

101.INS	XBRL Instance Document

101.SCH	XBRL Schema Document

101.CAL	XBRL Calculation Linkbase Document

101.DEF	XBRL Definition Linkbase Document

101.LAB	XBRL Labels Linkbase Document

101.PRE	XBRL Presentation Linkbase Document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LYONDELLBASELL INDUSTRIES N.V.

Date: June 17, 2013	By:	/s/ Karyn F. Ovelmen
Karyn F. Ovelmen
Executive Vice President

Exhibit Index

Exhibit	Description

23.1	Consent of PricewaterhouseCoopers LLP.

99.1	The historical financial statements and revised related disclosure as of December 31, 2012.

101.INS	XBRL Instance Document

101.SCH	XBRL Schema Document

101.CAL	XBRL Calculation Linkbase Document

101.DEF	XBRL Definition Linkbase Document

101.LAB	XBRL Labels Linkbase Document

101.PRE	XBRL Presentation Linkbase Document